Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Springfield Company, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alain Morlot, President and Chief Executive Officer of Springfield Company, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 22, 2010

/s/ Alain Morlot
Alain Morlot
President and Chief Executive Officer (Principal Executive Officer)

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Annual Report on Form 10-K for the period ended June 30, 2008, or as a separate disclosure documents of we or the certifying officers.